UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 19, 2009, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) entered into a Memorandum of Understanding (the MOU) with the U.S. Department of the Treasury (Treasury), the Federal Housing Finance Agency (FHFA) and the Federal National Mortgage Association (Fannie Mae).

Description of MOU

The MOU sets forth the terms under which Treasury and, as directed by FHFA, Freddie Mac and Fannie Mae, intend to provide assistance, through three separate programs, to state and local housing finance agencies (HFAs) so that the HFAs can continue to meet their mission of providing affordable financing for both single-family and multifamily housing. The parties’ obligations with respect to transactions under the three assistance programs contemplated by the MOU, which will be capped, will become binding when the parties execute definitive transaction documentation.

A copy of the MOU is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference. The description of the MOU contained herein is qualified in its entirety by reference to the full text of the MOU filed as an exhibit to this Report.

The MOU includes provisions for assistance to HFAs through three programs, as summarized below.

1.     Temporary Credit and Liquidity Facilities Program. On a 50-50 pro rata basis, Freddie Mac and Fannie Mae will provide three-year standby credit and liquidity support for outstanding variable rate demand obligations (VRDOs) issued by HFAs. This support will be through Temporary Credit and Liquidity Facilities (TCLFs) which provide credit enhancement to the holders of such VRDOs and the obligation to provide funds to purchase any VRDOs that are put by their holders and are not remarketed. Treasury will purchase 100% of the participation interests in all of the TCLFs provided by Freddie Mac and Fannie Mae. These TCLFs, each of which must expire on or before December 31, 2012, will replace existing liquidity facilities from other providers. To be eligible for participation under this program, single-family VRDOs must have a credit rating of “BBB” or better and multifamily VRDOs must have a credit rating of “A” or better.

2.     New Issue Bond Program. On a 50-50 pro rata basis, Freddie Mac and Fannie Mae will issue partially guaranteed pass-through securities backed by new single-family and certain new multifamily housing bonds issued by HFAs. To be eligible for participation under this program, bonds must generally be tax-exempt and must meet certain other criteria, including having a long-term credit rating of “Baa3”/“BBB-” or better. Treasury will purchase 100% of the pass-through securities issued by Freddie Mac and Fannie Mae and remit the purchase price to the HFAs.

Treasury’s purchases of GSE securities and participation interests in TCLFs under these two programs generally must occur by December 31, 2009. Under certain circumstances, settlements of transactions pursuant to documentation executed on or before December 31, 2009 may occur up to January 29, 2010.

Freddie Mac and Fannie Mae will administer the foregoing two programs on a coordinated basis. Treasury will bear the initial losses of principal under these two programs up to 35% of total principal on a program-wide basis, and thereafter Freddie Mac and Fannie Mae each will bear the losses of principal on the securities that it issues and its portion of the TCLFs. Treasury will bear all losses of unpaid interest. Under both programs, Freddie Mac and Fannie Mae will be paid fees at the time bonds are securitized, as well as annual fees.

The size of the New Bond Issue Program and the Temporary Credit and Liquidity Facility Program will be capped and will be determined after all requests to participate are received from HFAs. The amount requested for the Temporary Credit and Liquidity Facility Program may not exceed the amount of outstanding bonds supported by facilities to be replaced under that program.

New Issue Bond Program volume will be made available to the HFAs requesting participation by generally using the allocation formula established by the Housing and Economic Recovery Act of 2008 (“HERA”) for 2008 as a base line. Where the 2008 HERA amounts were not allocated among state and local HFAs within a state, Treasury will determine a final allocation. Temporary Credit and Liquidity Facility Program volume will be made available to the HFAs as Treasury determines. If demand for a program is smaller than these guidelines determined, the program size will be set at a lower amount.

Additional details about the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program will be contained in term sheets expected to be posted by Treasury to its Making Home Affordable Web site prior to the time that definitive documents are executed.

3.     Multifamily Credit Enhancement Program. Using their existing housing bond credit enhancement products, Freddie Mac and Fannie Mae will each provide credit enhancement on a direct pay basis for individual multifamily project mortgages backing new housing bonds issued by HFAs, which Treasury will purchase from the HFAs. To be eligible for purchase under this program, bonds must generally be tax-exempt and must meet certain other criteria. Treasury will not be responsible for a share of any losses incurred by Freddie Mac or Fannie Mae in this program. The program will not be administered on a coordinated basis, and the fees payable to Freddie Mac or Fannie Mae for each transaction will be individually negotiated. Treasury’s purchases under this program generally must occur by December 31, 2009.

Description of Material Relationships with Parties to MOU

As our conservator, FHFA has succeeded to all rights, titles, powers and privileges of Freddie Mac, and of any stockholder, officer or director of Freddie Mac with respect to Freddie Mac and its assets. As a result, FHFA, in its role as our conservator, has overall management authority over our business. FHFA has generally delegated to the company the authority to conduct its day-to-day operations. FHFA is also our regulator with respect to our safety, soundness and mission.

We, through FHFA acting on our behalf as our conservator, previously entered into a senior preferred stock purchase agreement (Purchase Agreement) under which Treasury has committed to provide us with up to $200 billion in funding under specified conditions. In exchange for Treasury’s funding commitment, we issued to Treasury, as an initial commitment fee: (1) one million shares of senior preferred stock and (2) a warrant to purchase shares of our common stock equal to 79.9% of the total number of shares of our common stock outstanding on a fully diluted basis on the date of exercise. Because it holds this warrant, Treasury is deemed to be the beneficial owner of 79.9% of the outstanding shares of our common stock. To date, we have received $50.7 billion in funding under the Purchase Agreement and the senior preferred stock has an aggregate liquidation preference of $51.7 billion. We have also entered into a lending agreement with Treasury (Lending Agreement) pursuant to which Treasury established a new secured lending credit facility that is available to us until December 31, 2009 as a liquidity backstop. In addition, we currently serve as compliance agent for certain foreclosure prevention activities for Treasury’s Home Affordable Modification Program.

FHFA is also the conservator of Fannie Mae and, as the conservator of Fannie Mae, succeeded to all rights, titles, powers and privileges of Fannie Mae, and of any stockholder, officer or director of Fannie Mae with respect to the company and its assets. As a result, FHFA, in its role as Fannie Mae’s conservator, has overall management authority over Fannie Mae’s business. FHFA has generally delegated to Fannie Mae the authority to conduct its day-to-day operations. FHFA is also Fannie Mae’s regulator with respect to its safety, soundness and mission. We hold Fannie Mae mortgage-related securities in our mortgage portfolio and Fannie Mae may be an investor in variable interest entities that we have consolidated, and we may be an investor in variable interest entities that Fannie Mae has consolidated.

For information about the conservatorship (including the rights and powers of FHFA as our conservator), the Purchase Agreement, funding we have received from Treasury under the Purchase Agreement, the Lending Agreement, the warrant we issued to Treasury, our role as compliance agent for certain foreclosure prevention activities under the Home Affordable Modification Program and our ownership of mortgage-related securities issued by Fannie Mae, see our Form 10-K filed on March 11, 2009, our Form 10-Q filed on May 12, 2009 and our Form 10-Q filed on August 7, 2009.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item is incorporated into this Item 2.03 by reference to information under Item 1.01 above.

Item 7.01.  Regulation FD Disclosure

A copy of a Fact Sheet published by Treasury regarding the Housing Finance Agency initiative is attached as Exhibit 99.1 to this report. Treasury’s Fact Sheet states that state and local housing finance agencies have recently experienced a number of challenges in the course of the housing downturn that have limited their ability to continue their established role as leaders in providing affordable housing resources for working families, and that the HFA initiative is designed to maintain the viability of HFA lending programs and infrastructure on a temporary basis. Treasury’s Fact Sheet notes that the HFA initiative will provide hundreds of thousands of affordable mortgages for working families, enable the development and rehabilitation of tens of thousands of affordable rental properties and provide refinancing opportunities for at-risk borrowers to convert to sustainable mortgages.

The information in this item, including Exhibit 99.1 submitted herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed to be incorporated by reference into any disclosure document relating to Freddie Mac, except to the extent, if any, expressly set forth by specific reference in such document.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are being furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Memorandum of Understanding Among the Department of the Treasury, the Federal Housing Finance Agency, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation, dated October 19, 2009

99.1	Treasury Fact Sheet on Housing Finance Agency Initiative, dated October 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Ross J. Kari

Ross J. Kari Executive Vice President and Chief Financial Officer

Date:  October 22, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Memorandum of Understanding Among the Department of the Treasury, the Federal Housing Finance Agency, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation, dated October 19, 2009

99.1	Treasury Fact Sheet on Housing Finance Agency Initiative, dated October 19, 2009